UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010

HORIYOSHI WORLDWIDE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53976	98-0513655
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 S. Olive Street, Suite 504, Los Angeles, CA, USA	90014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 221-7819

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “company”, (“HWI”) and “Horiyoshi Worldwide” mean Horiyoshi Worldwide Inc., unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2010, we entered into a share exchange agreement with Horiyoshi the Third Limited (“HTT”), a Hong Kong corporation, and the shareholders of HTT. The terms of the agreement were described in our current report on form 8-K filed on September 7, 2010. On November 5, 2010 we entered into an agreement to amend the share exchange agreement of September 1, 2010 and closed the amended share exchange agreement.

Pursuant to the terms of the amended share exchange agreement, we have acquired all of the issued and outstanding shares of HTT’s common stock in exchange for the issuance by our company of 30,000,000 shares of our common stock to the shareholders of HTT The effect of the amendment on the original agreement was to reduce the number of shares issuable by us in respect of the acquisition from 64,866,000 to 30,000,000, and to eliminate the requirement that HTT raise $250,000 by private placement of its common shares as a pre-condition to closing the transaction. Business of Horiyoshi the Third Limited (“HTT”)

HTT is a contemporary design and fashion house that produces menswear, womanswear, accessories and jewelry inspired by iconic Japanese tattoo master and artist, Horiyoshi III of Yokohama. Born Yoshihito Nakano in 1946, Horiyoshi III is widely considered one of the world’s preeminent tattoo artists and the last living master specializing in Irezumi (full body Japanese tattoos). HTT is the exclusive licensee of the Horiyoshi III brand and artwork, whose history reach back three generations. The company’s line is presently designed and manufactured in Japan, and distributed through luxury fashion boutiques and department stores worldwide.

The closing of the transactions contemplated in the share exchange agreement, as amended, and the acquisition of all of the issued and outstanding common stock in the capital of HTT occurred on November 5, 2010. Please refer to the information provided under Item 2.01 of this current report for information related to the share exchange agreement and our business as a result of the acquisition.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 1, 2010, we entered into a share exchange agreement with Horiyoshi the Third Limited (“HTT”) and the shareholders of HTT. The share exchange agreement was subsequently amended on November 5, 2010. The closing of the transactions contemplated in the amended share exchange agreement and the acquisition of all the issued and outstanding common shares in the capital of HTT also occurred on November 5, 2010. In accordance with the closing of the amended share exchange agreement, we issued 30,000,000 shares of our common stock to the former shareholders of HTT in exchange for the acquisition, by our company, of all of the 10,000 issued and outstanding shares of HTT.

As set out in the amended share exchange agreement, the closing of the share exchange agreement was subject to the satisfaction of certain conditions precedent, including, among others, the following:

1.

The representations and warranties of Horiyoshi the Third Limited, it’s shareholders and our company set forth in the share exchange agreement remain true, correct and complete in all respects as of the closing;

2.

All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the amended share exchange agreement at or prior to the closing must have been performed and complied with in all material respects;

3.	Horiyoshi the Third Limited and our company having received duly executed copies of all third party consents and approvals contemplated by the share exchange agreement, if any;

4.	Horiyoshi the Third Limited and our company having been reasonably satisfied with their due diligence investigations of the other party that is reasonable and customary in a similar transaction; and

5.

Horiyoshi the Third Limited will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

Our company had 30,000,525 common shares issued and outstanding as of November 5 2010 immediately prior to the closing of the share exchange agreement, and 60,000,525 shares issued and outstanding upon closing of the share exchange agreement, as a result of the cancellation of 64,866,000 shares held by our president, chief executive officer and director, Mitsuo Kojima, and the issuance of 30,000,000 common shares in connection with the closing of the amended share exchange agreement. As of the closing date, the former shareholders of Horiyoshi the Third Limited held 49.99% of the issued and outstanding common shares of our company. The issuance of the 30,000,000 common shares to the former shareholders of Horiyoshi the Third Limited was deemed to be a reverse acquisition for accounting purposes. Horiyoshi the Third Limited, the acquired entity, is regarded as the predecessor entity as of November 5, 2010. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports depicting our operating results consolidated with the operating results of Horiyoshi the Third Limited as our wholly owned subsidiary. Our fiscal year end will remain December 31.

Because we were a shell company before our acquisition of all of the common stock of Horiyoshi the Third Limited, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are a development stage company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 3.

BUSINESS

General Overview and Business Development over the Last Three Years

We were incorporated as Kranti Resources, Inc., in the State of Nevada on November 3, 2006 to engage in the acquisition, exploration, and development of mineral deposits and reserves. On January 18, 2007 we entered into a Mineral Claim Purchase Agreement to which we acquired an option to purchase an undivided interest in one (1) mining claim, consisting of 478.495 Hectares (1,182.362 Acres) on property located in the Clinton Mining District, British Columbia, Canada (“The Bradley Creek Claim”). Under the terms of the Agreement, as amended on February 11, 2010, we paid $20,000 USD upon the Agreement’s inception and agreed to make exploration expenditures on the property of $275,000 CAD (Canadian Dollars) over a four-year period. During the initial exploration, no commercial quantities of gold or other minerals were discovered and in October 2007, we ceased exploration on the prospect. To date, we have at all times remained a development stage company, have realized no revenues from operations, and have not claimed any minerals or reserves whatsoever on our property. Our management has no current plans for our property at this time, and all of our exploration operations have been discontinued.

Since the discontinuation of our planned mineral acquisition, exploration, and development activities we have endeavored to identify other ventures of merit to enhance stockholder value. On May 18, 2010, Benny Gill and Rimpal Samra resigned as directors of our company and Jaskarn Samra resigned as president, secretary, treasurer and director of our company. Also on May 18, 2010, we appointed Mitsuo Kojima as president, secretary, treasurer and director of our company. Mr. Kojima’s appointment coincided with our adoption of a new strategy to pursue opportunities in the fashion apparel industry.

On June 21, 2010, we effected a 2.1622 for one forward stock split of our authorized and issued and outstanding stock. As a result, our authorized capital increased from 500,000,000 shares of common stock to 1,081,100,000 shares of common stock and the issued and outstanding increased from 43,875,000 shares of common stock to 94,866,525 shares of common stock, all with a par value of $0.001. In addition, on June 21, 2010, we changed our name to Horiyoshi Worldwide Inc. to coincide with the redirection of our business toward fashion apparel. Our name change and stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on July 19, 2010. Our CUSIP is 440E109.

On September 1, 2010, we entered into a share exchange agreement with Horiyoshi the Third Limited, a Hong Kong corporation, and the shareholders of Horiyoshi the Third Limited. That agreement was subsequently amended on November 5, 2010. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of Horiyoshi the Third Limited also occurred on November 5, 2010. In accordance with the closing of the amended share exchange agreement, we issued 30,000,000 shares of our common stock to the former shareholders of Horiyoshi the Third Limited in exchange for the acquisition, by our company, of all of the 10,000 issued and outstanding shares of Horiyoshi the Third Limited.

Corporate History of Horiyoshi the Third Limited and Corporate Structure

Horiyoshi the Third Limited is a Hong Kong company organized on October 23, 2008, in accordance with the Companies Ordinance (Chapter 32) (Hong Kong), with the registered capital of $10,000 Hong Kong Dollars or approximately $1,290 U.S. Dollars. The company was formerly known as Horiyoshi III Worldwide Limited and was renamed Horiyoshi the Third Limited on April 28, 2009.

Business Subsequent to the Closing of the Share Exchange Agreement

As of the closing date of the amended share exchange agreement on November 5, 2010, we have adopted the business of fashion apparel design and production house. Our business is currently carried on exclusively through our wholly owned subsidiary, Horiyoshi the Third Limited. Currently, our principal activities are the design and production of the “Horiyoshi collection” a high-end clothing and accessories product line based on the artistry of world renowned Japanese Tattoo Master Horiyoshi III. The business and product line was established to capitalize on the multi-generational legacy of Horiyoshi III by offering affluent consumers a unique, high-end collection of knit-wear, t-shirts, and personal accessories. To date all Horiyoshi products have been produced in Japan, and on a limited run basis to ensure the exclusivity of the brand and artwork. The collections are distributed at luxury boutique retailers and department stores worldwide.

Operating Strategy

Since we began our apparel business in 2009 we have employed the following operating strategies:

  Development of Brand Recognition: Capitalizing upon and building the global name recognition and distinctive brand image of Horiyoshi the Third in the luxury casual apparel market.

  Accessing global distribution networks for luxury fashion apparel: Establishing relationship with luxury retailers across global markets in order to increasing the breadth of our distribution channels.

  Maintaining Brand Exclusivity and Consistency: Maintaining and building the exclusivity of our brand through selective and controlled product selection and retail distribution, and strategic marketing and media exposure. To reinforce and build a global image of exclusivity and appeal, we sell through a limited number of stores, including better department stores (such as Harvey Nichols worldwide) large speciality stores (such as Browns, London), and better boutiques catering to affluent, fashion-conscious customers (Such as Leone in Vancouver or Maxfield in Los Angeles). Consistent with our operating philosophy, we intend to maintain strict control over design, quality, advertising, marketing and distribution of our products, as well a s licensing of our trademarks and signature artwork.

Growth Strategy

Once we have established strong brand recognition and demand, and sufficiently diversified and stable distribution channels, we intend to leverage our strong brand name and image in order to diversify our apparel product offerings and increase our presence in retail markets worldwide. We also intend to broaden our customer base by introducing select products at lower prices than our luxury apparel products, such as luxury beauty and lifestyle products. Such expansion will depend on our ability to develop infrastructure necessary for larger and more diverse production, or to selectively license or cross-license our intellectual property to third party producers. Any such infrastructure expansion or licensing arrangement will be preconditioned on appropriate minimum sales commitments, our ability preserve the design and quality of the products manufactured, and our ability to control the manner in which such products are advertised, marketed, and distributed.

Products

Our product line currently consists of three general categories of goods: casual wear for men, casual wear for women, and unisex accessories. Our menswear collection now features knit cardigans and crew and v-neck sweaters made from wool, silk and cashmere, as well as hooded sweatshirts and t-shirts. Our womenswear collection is highlighted by short knit dresses, tank tops, leggings and scarves. Our accessories line features a range of jewellery, including rings, earrings, bracelets and pendants.

Apparel products are generally organized into five price levels ranging from lowest to highest as follows:”budget”, “moderate”, “better”, “bridge” and “designer” or “luxury”. Our current women’s and men’s collections retail at “designer” or “luxury” pricepoints of approximately $140 to $160 for t-shirts, $480 to $945 for knits, $600 to $800 for hoodies, and $280 to $420 for scarves.

Our Designer:

Horiyoshi III: The Master

All of our products are based on the graphic designs of Master Horiyoshi III of Yokohama. Born Yoshihito Nakano in 1946, Horiyoshi III is considered to be the last living legend specializing in Irezumi, full body Japanese tattoos. He has been tattooing for over 35 years and his tattoos are usually outlined by free-hand using machine, but color is inserted using the traditional Tebori or Japanese hand poke tattooing technique.

Master Horiyoshi’s images are classical Japanese woodblock print motifs such as the phoenix, dragon, snakes, tigers, samurai warriors, Buddhist gods to name a few as well as background images of waves, clouds and various flowers. Among Horiyoshi III's published print works are the collections 36 Ghosts, 108 Heroes of the Suikoden, 100 Demons, 100 Dragons and 58 Warriors. Horiyoshi’s artistic genius and generosity of spirit have had a defining impact on the world of tattooing, taking it to new levels in this new century.

Employees

As of December 31, 2009 we had 10 employees working either full-time or part-time. None of our employees are represented by a labor union, and we consider our relations with our employees to be satisfactory.

Customers and Distribution

Our products are distributed through a limited number of non-affiliated better apparel retailers worldwide. For the year ended December 31, 2009, 21.9%, 33%, and 30.6% of our revenues were generated from three of our customers Alan Bilzerian (Boston), Browns (London) and Leone International Marketing Inc. (Vancouver), respectively, with the balance of our revenues being derived from over thirty other retailers located in Australia, Canada, Dubai, France, the French West Indies, Italy, Japan, Kuwait, Mexico, the United Kingdom, and the United States. If one or more of our three primary customers were to seek to terminate their contract with us, we believe that other retailers are available to carry our products, although some additional expense and loss of market share could possibly result. No other retailer accounts for 10% or more of our total revenues.

We have not experienced any significant difficulties in collecting our accounts receivable in the past and we are not aware of any financial difficulties being experienced by our major customers. Our subsidiary Horiyoshi the Third Limited began selling its products in 2009 and no sales or purchases were made in 2008.

Marketing and Advertising

We market our products primarily through referrals, product presentations, and special events or openings held in cooperation with our retailers. We also receive a significant quantity of unsolicited advertising in the form of coverage in newspapers, fashion magazines and blogs, and through online retail outlets operated or affiliated with our customers. Our collections have been featured in the fashion sections of the New York Times and Los Angeles Times, Vogue Online, and the Sunday Times style insert. As we expand our product line and increase our market presence, we intend to supplement our current advertising strategies with extensive print media image advertising designed to appeal to a specific target group of customers. The Horiyoshi III brand focuses on customers with an active urban lifestyle and an appreciation for exclusive, artisanal clothing. We intend to capture our target market by offering apparel and accessories that combine luxury materials with the imagery and appeal of an ancient and exotic artistic tradition and sub-culture. We believe that we are uniquely positioned to appeal to our target market because of the rare and exclusive legacy encompassed by the Horiyoshi III brand and artwork.

Our designer, Horiyoshi III, is also an integral part of our marketing process. His professional accomplishments and legacy have garnered him celebrity status and international recognition. Master Horiyoshi has been the subject of numerous newspaper and magazine spotlights and is an enigmatic and thoughtful spokesperson for his art and creations. His personal appearances and participation in press opportunities for the promotion of our collections serve to support and enhance the appeal of the Horiyoshi III brand. Please see the section entitled "Risk Factors--Dependence on Key Personnel." beginning on page 8 of this report.

Suppliers and Production

We currently use a single supplier, Stone Corporation Inc. d/b/a/ Stone Japan, for the design and manufacture of all apparel and accessory products. Stone Corporation Inc. is organized and operates in Japan, and is 80% owned by Lone Star Capital Limited, a Hong Kong company and our principal share holder, and 20% owned by Master Horiyoshi III. To date, because of the limited size and variety of our product output to date, we have not required additional suppliers. Additionally, we believe that the risk of losing our current supplier is negligible because of our historical relationship with each other and common ownership. If we succeed in significantly expanding our product line and distribution, we may require additional suppliers for the purposes of satisfying sales demands or safeguarding our product supply. We do not own any production facilities and do not currently source our own fabrics and materials for fabrication. All material sourcing and production to date has been performed by our sole supplier on a contract basis.

Competition

Competition in the fashion apparel sector is based on relative brand perception and recognition, design and quality of goods, efficiency of production and distribution, , breadth and quality of distribution channels, and the ability to shape and stimulate consumer tastes and demands by producing innovative, attractive, and exciting products. Overall the segment of the fashion apparel industry in which we operate is highly competitive, with numerous regional, national and multi-national designers of apparel and accessories operating worldwide. While none of these designers or manufacturers accounts for a significant percentage of total industry sales, many are significantly larger and have substantially greater resources than we do. In addition, with adequate financial support, appealing independent designers can become competitors within several years of establishing a new label.

We believe that retailer and consumer demand for our products depends to a great extent on the allure and reputation of our proprietary Horiyoshi III brand. Our management believes that future growth will be achieved by building the recognition and quality of our brand and leveraging that recognition by adding new product collections and expanding our markets for distribution.

Compliance with Government Regulation

Our products are subject to consumer protection legislation in Japan and in each other country where our products are sold, in addition to various federal, state, provincial, and regional regulatory regimes. Such regimes relate primarily to the labeling of our products designated for retail.

We believe that we and our supplier are in full compliance with all such regulation. We have not and do not expect to incur any significant expense to comply with any regulation governing the discharge of hazardous materials or other environment protection measures.

Subsidiaries

As of this date, we have a sole, wholly owned subsidiary, Horiyoshi the Third Limited, a Hong Kong company. .

Intellectual Property

Our wholly owned subsidiary, Horiyoshi the Third Limited, isthe exclusive licensee of the trademarks, product designs, and copyrighted artwork associated with the Horiyoshi the Third brand. All trademarks, designs and artwork used by Horiyoshi the Third Limited are owned by Stone Corporation Inc. d/b/a Stone Japan, a Japanese corporation that is 80% owned by Lone Star Capital Limited, (a Hong Kong company and our principal shareholder) and 20% owned by Yoshihito Nakano, Master Horiyoshi III. The marks, designs and artwork are licensed to Horiyoshi on an exclusive basis under the license agreement dated September 17, 2008 between Horiyoshi III Worldwide Ltd. (as we then were)and Stone Corporation Inc. Pursuant to the license agreement we hold an exclusive, worldwide, 35 year license, effective September 17, 2008, to use all copyright and trademark rights associated with our products and brand, and to exclusively manufacture and distribute apparel, beauty products, and other products related to our business. No third party is permitted to use the IP licensed to us for the production of non-apparel merchandise.

In the event that Stone Japan intends to sell the intellectual property rights licensed to us, we shall have a first right of purchase for those rights so long as the license agreement is in effect. We shall also have the right to purchase those rights at any time in the seven (7) years preceding the termination of the license agreement. The purchase price shall be equal to two (2) times the average annual gross sales turnover of our products based on the licensed rights during the three years preceding the date of exercise of the right of purchase.

The principal trademarks used by our Company to distinguish our brand are Horiyoshi™, Horiyoshi III™ and Horiyoshi the Third™. We also use a logo consisting of the stylized cursive letters and numeral Horiyoshi III with a slash beneath the roman numeral “III”, alone and in combination with an ink drawn demon head and other graphics. These trademarks are the subject of civil and common law trademark rights, and pending applications throughout the world filed by Stone Japan or by us on its behalf, for use on a variety of items of apparel and apparel-related products. We intend to expand the worldwide usage and registration of our related trademarks and intellectual property. We regard the license to use the Horiyoshi trademarks and other proprietary rights in and to the trademarks, designs and artwork as valuable assets in the manufacture and marketing of our products and we will vigorously seek to protect them against infringement.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Related to our Business

Dependence on Key Personnel

The future success of our Company depends largely on the talents and efforts of our principal designer, Master Horiyoshi III, as well as on the talents and abilities of other key members of our team, including our Director and Chief Executive Officer and our independent contractors. Although we believe that our continued operation and growth might be sustained without the ongoing contributions of Master Horiyoshi III or of other personnel; no assurance can be given that our business would not be adversely affected if certain key members of our production team or management ceased to be active in our business. Master Horiyoshi III is also integral to our marketing efforts and his absence would have a material adverse effect on our business. We do not currently maintain key-person life insurance on the life of Master Horiyoshi III, although we may do so in the future.

Fashion and Apparel Industry Risks.

We believe that our success depends in substantial part on our ability to stimulate and capture consumer interest with appealing designs, as well as to anticipate and react to changing consumer demands in a timely manner. Although, judging by the industry and media response to our first collections, we have been successful in this regard, there can be no assurance that our success will continue. Because our products have been produced in low volume, limited production runs, we have thus far been immune to losses caused by a failure to sell produced goods caused by changing fashion trends and ensuing rejection of our products at wholesale or retail. However, as we expand our production and distribution, we will be required increasingly to anticipate orders for our products. Although we intend to mitigate the risks of unsold products by securing pre-orders for the bulk of our products, we will nevertheless be required to produce a certain surplus volume of goods in order to anticipate subsequent order and re-orders. Accurately gauging and maximizing the size of our production runs will allow us to minimize our per-unit production costs by maximizing production efficiencies. For example, the cost of producing 1,000 t-shirts in a single run may be significantly lower than the cost of producing two staggered runs of 500 t-shirts. However, if we misjudge the market for our productions, we may be faced with a significant amount of unused fabrics and other materials, or a surplus of unsold finished goods.

What’s more, we anticipate that the demand for our products will follow the cyclical patterns typical of the fashion and apparel industry. Demand for fashion and apparel products is cyclical and tends to decline in recessionary or politically or economically unstable periods, whether on a global, national or regional level. We believe that the introduction of our products to the retail market in 2009, although critically successful, was undoubtedly hampered by a stagnant, recessionary global retail environment.

Finally, consumer demand for our products is invariably affected by the demand for the products of our competitors. The segment of the fashion apparel industry in which we operate is highly competitive, with numerous regional, national and multi-national designers of apparel and accessories operating worldwide. While none of these designers or manufacturers accounts for a significant percentage of total industry sales, many are significantly larger and have substantially greater resources than we do. In addition, with adequate financial support, appealing independent designers can become competitors within several years of establishing a new label. We believe that the appeal of brands associated with lower market segment products are frequently short-lived or cyclical, often succumbing to the novelty of new competitors in the marketplace. Meanwhile the appeal of exclusive luxury brands, such as Chanel, Hermes, Dior, Louis Vuitton, and Ralph Lauren tend to withstand shifting fashion trends and competition. Accordingly, we intend to establish and maintain a competitive industry position by maintaining the exclusivity, quality, and longevity of our brand. We intend to achieve this by diligently scrutinizing and monitoring the scope and quality of our product line and retail distribution.

However, there can be no assurance that we will achieve any growth in revenues or earnings, achieve profitability, or sustain or operations. particularly if the current retail environment remains stagnant or further declines, if we fail to accurately gauge our products and production to accommodate shifting retail demand, or if our brand or products fail to achieve or maintain a competitive appeal in the marketplace.

Dependence on and protection of Intellectual Property Rights

On September 17, 2010, Horiyoshi III Worldwide Ltd. (as we then were) entered into a License Agreement with Stone Corporation Inc. d/b/a Stone Japan, for the grant of an exclusive, worldwide, 35 year license to use, and to sublicense the right to use, the trademarks "Horiyoshi," "Horiyoshi III," "Horiyoshi the Third", all current and future variations thereof, and certain artwork and graphic catalogues produced by Master Horiyoshi III. (collectively, the "Licensed Intellectual Property"), and to use, and sublicense the right to use, the name and likeness of Master Horiyoshi III, in connection with the design, manufacture, distribution, sale, advertising, marketing, and promotion of products and offering of store services. Stone Japan is a Japanese corporation that is 80% owned by Lone Star Capital Limited, (a Hong Kong company and our principal shareholder), and 20% owned by Yoshihito Nakano, Master Horiyoshi III.

See "Certain Relationships and Related Transactions--License Agreement for Copyright and Principal Trademarks" for a more complete description of the terms of this license and the compensation payable thereunder.

There is no restriction on the transferability of shares of Stone Japan. We consider our rights under the License Agreement to be material, and as a result, termination of the License Agreement and the loss of the right to use the Licensed Intellectual Property would have a material adverse effect upon our Company. We intend to devote substantial resources to the registration, maintenance, and protection of our intellectual property rights (including the Licensed Intellectual Property).

However, there can be no assurance that any protective action taken by us will prevent imitation of our products or infringement of our intellectual property rights by others, or prevent an ensuing loss of revenue or other damages. Furthermore, as we expand our intellectual property rights by producing new products, creating new trademarks, and distributing our collections in new jurisdictions, our efforts may attract third party claims that question the validity of our intellectual property rights. There can be no assurance that any such claims will not succeed in frustrating, restricting, or blocking our ability to produce certain designs or to use certain trademarks in certain countries. See "Business—Intellectual Property."

Changes in the Retail Industry

The retail industry periodically experiences business consolidations, restructurings, reorganizations and other ownership changes. Any of the retailers that carry our products may undergo such changes in the future, which could result in a significant contraction of the retail outlets carrying our products, which in turn could have a material adverse impact on our business.

Dependence on Certain Customer and Licenses

Certain of our retail customers have accounted for significant portion of our gross revenues. During 2009, Alan Bilzerian (Boston), Browns (London), and Leone International Marketing Inc. d/b/a Leone (Vancouver), accounted for 21.9%, 33%, and 30.6% of our gross revenues, respectively, or 75.5% of our gross revenues in the aggregate. A decision by any of our significant customers to decrease the amount of merchandise purchased from us or to cease carrying our products, whether motivated by perceived shifts in consumer demand, financial concerns or other cause, could have a material adverse effect on our business.

We have incurred net losses since commencing business and expect losses to continue for the foreseeable future.

We had nominal revenues of $30,633 for the year ended December 31, 2009 and revenues of $153,087 for the six months ended June 30, 2010. As at June 30, 2010 we had incurred a cumulative net loss of $376,306, had cash of $233,462, and a working capital deficit of $3,690. We expect to our losses to continue for the foreseeable future as we endeavor to grow our business. Our inability to manage or recoup our losses may impeded our ability to secure additional financing or credit, and may ultimately result in the failure of our business and the loss of your investment.

Our ability to continue as a going concern is in substantial doubt.

The ability of our company to continue as a going concern is in substantial doubt and is dependent on achieving profitable operations and obtaining the necessary financing in order to develop our business. The outcome of these matters cannot be predicted at this time. Our future operations are dependent on the market’s acceptance of our products in order to ultimately generate future profitable operations, and our ability to secure sufficient financing to fund future expansion or operations. There can be no assurance that our products will be able to secure market acceptance. Management plans to raise additional equity financing to enable our company to complete our development plans. However, there can be no assurance that we will be successful in raising additional financing. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We have limited financial and management resources to pursue our growth strategy.

Our growth strategy may place a significant strain on our management, operational and financial resources. We have negative cash flow from operations and continue to seek additional capital. We will have to obtain additional capital either through debt or equity financing. There can be no assurance, however, that we will be able to obtain such financing on terms acceptable to our company.

If we raise additional funds through the issuance of equity or convertible securities, these new securities may contain certain rights, preferences or privileges that are senior to those of our common shares. Additionally, the percentage of ownership of our company held by existing shareholders will be reduced.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

Horiyoshi the Third Limited began selling its products in 2009 and no sales or purchases were made in 2008. We intend to continue production, sale and distribution of the Horiyoshi Collection of products and to expand the Horiyoshi product line. The company’s plan of action over the next twelve months is to continue its operations to market and sell the Horiyoshi Collection and raise additional capital financing, if necessary, to grow operations.

Growth of our operations will be based on our ability to internally finance from cash flow, raise equity and/or debt to increase sales and production. The challenging markets for credit and for the sale of luxury apparel resulting from the recent financial crisis and current period of economic stagnation have made the availability of equity and/or debt uncertain.

Over the next 12 months we anticipate that we will incur the following operating expenses:

Design and Production Expenses	$800,000
Marketing and Sales Expenses	$350,000
General and Administrative Expenses (includes administrative and professional fees)	$200,000
Total	$1,350,000

Our cash position was $233,462 as at June 30, 2010. We estimate that will require additional funds of approximately $1,100,000 to meet our working capital requirements over the twelve month period, beginning July 1, 2010. We anticipate that we will have to raise additional funds through private placements of our equity securities and/or debt financing to complete our business plan. There is no assurance that the financing will be completed as planned or at all. We have not yet been successful raising the funding necessary to proceed with our business plan. If we are unable to secure adequate capital to continue our planned operations, we will be forced to scale down our business plan, and may be forced to curtail or suspend our operations, which may cause our business to fail.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties and co-founders of the company.

Results of Operation of Horiyoshi the Third Limited. for the year ended December 31, 2009 and the period from October 23, 2008 (Date of Inception) to December 31, 2008

The following summary of the results of operations of Horiyoshi the Third Limited. should be read in conjunction with its audited financial statements for the years ended December 31, 2009 and 2008.

	Year	Period from
	Ended	October 23, 2008
	December	(Date of Inception)
	31, 2009	to December 31,
		2008

Revenue	$30,633	$0
Operating Expenses	$255,798	$1,330
Net Loss from Operations	$239,758	$1,330
Loss per share
	$(23.97)	$(1.33)

Revenues

We earned revenues of $30,633 for the year ended December 31, 2009 as compared to revenues of $0 for the period from October 23, 2008 (Date of Inception) to December 31, 2008. The increase in revenues was as a result of our having established operations during 2009.

Operating Expenses

Horiyoshi the Third’s operating expenses for the year ended December 31, 2009 and for the period from October 23, 2008 (Date of Inception) to December 31, 2008 are outlined in the table below:

	Year	Period from
	Ended	October 23, 2008
	December	(Date of Inception)
	31, 2009	to December 31,
		2008

Selling Expenses	$65,291	$0

General and Administrative Expenses	$190,507	$1,330
Total Operating Expenses	$255,798	$1,330

Increases in selling expenses and general and administrative expenses are the result of our having establish operations during fiscal 2009, as opposed to our nominal activities during 2008. General and administrative expenses include expenses in respect of manufacturing costs, employee and consultant compensation expense, rent expense, professional fees (legal and accounting), and general office expense.

Liquidity and Financial Condition of Horiyoshi the Third Limited for the Years Ended December 31, 2009 and for the period from October 23, 2008 (Date of Inception) to December 31, 2008.

Cash Flows

	Year Ended December 31, 2009	Period from October 23, 2008 (Date of Inception) to December 31, 2008	Increase / (Decrease)
Net Cash Used in Operating Activities	$(132,651)	$(1,330)	$(131,321)
Net Cash Provided by Financing Activities	$150,372	$1,330	$149,042
Net Increase (Decrease) in Cash	$17,721	$0	$17,721

As of December 31, 2009, our total assets were $36,589 and our total liabilities were $276,879 and we had a working capital deficit of $240,290. Our financial statements report a net loss of $239,734 for the year ended December 31, 2009.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through equity offerings and loan transactions.

Results of Operations of Horiyoshi the Third Limited for the three month and six month periods ended June 30, 2010 and June 30, 2009.

The following summary of the results of operations of Horiyoshi the Third Limited should be read in conjunction with its unaudited financial statements for the three months and six months ended June 30, 2010.

	Three Months Ended		Six Months
	June 30		Ended
			June 30
	2010	2009	2010	2009
Revenue	$912	$2,525	$153,087	$2,525
Operating Expenses	$75,727	$97,343	$215,932	$107,760
Net Loss from Operations	$77,343	$94,818	$141,402	$105,235

Revenues

We earned revenues of $912 for the three month period ended June 30, 2010 as compared to $2,525 for the same period in 2009. For the six months ended June 20, 2010, we earned revenues of $153,087 compared to $2,525 for the same period in 2009. The increase in revenues was the result of increase sales in 2010.

Operating Expenses

Horiyoshi the Third Limited`s operating expenses for the three months and six months ended June 30, 2010 and June 30, 2009 are outlined in the table below:

	Three Months Ended		Six Months
	June 30		Ended
			June 30
	2010	2009	2010	2009
Selling Expenses	$31,648	$48,010	$39,988	$48,010
General and Administrative Expenses	$44,079	$49,333	$175,944	$59,750
Total Expenses	$75,727	$97,343	$215,932	$107,760

General and administrative expenses include expenses in respect of manufacturing costs, employee and consultant compensation expense, rent expense, professional fees (legal and accounting), and general office expense. General and administrative expenses increased as a result of increased production during the six months ended 2010 resulting in increased manufacturing and compensation expense and , to a lesser degree, increased professional fees and general office expense. We also experienced increased legal and accounting fees associated with the audits for the years ended December 31, 2009 and 2008 in preparation for the acquisition by Horiyoshi Worldwide Inc.

Liquidity and Financial Condition of Horiyoshi the Third Limited for the Three Month and Six Month Periods Ended June 30, 2010 and 2009

Cash Flows

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Increase / (Decrease)
Net Cash From Operating Activities (Loss)	$(550,882)	$(61,007)	$(489,875)
Net Cash From Investing Activities (Loss)	$(4,101)	$0	$(4,101)
Net Cash From Financing Activities(Loss)	$770,724	$79,594	$691,130
Net Increase (Decrease) in Cash	$215,741	$18,588	$197,153

As of June 30, 2010, our total assets were $624,650 and our total liabilities were $1,000,182 and we had a working capital deficit of $35,532. Our financial statements report a net loss of $135,242 for the six month period ended June 30, 2010.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through equity offerings and loan transactions.

Critical Accounting Policies
Use of estimates

In preparing financial statements in conformity with US GAAP, our management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Actual results could differ from those estimates.

Significant Estimates

Our financial statements include some amounts that are based on our management's best estimates and judgments. The most significant estimates relate to the valuation allowance for deferred taxes and various contingent liabilities. It is reasonably possible that the above-mentioned estimates and others may be adjusted as more current information becomes available, and any adjustment could be significant in future reporting periods.

Revenue recognition

Our revenue recognition policy is in accordance with generally accepted accounting principles, which requires the recognition of sales when there is evidence of a sales agreement, the delivery of goods has occurred, the sales price is fixed or determinable and the collectability of revenue is reasonably assured. We generally record sales upon shipment of product to customers and transfer of title under standard commercial terms.

We also record revenue from shipping and handling fees received from sales. Shipping and handling revenue is only charged on some of the sales to customers. During the six months June 30, 2010 and June 30, 2009 shipping and handling revenue was $948 and $13, less than 1% of total revenue.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Customer accounts with balances over 90 days old are considered delinquent. The carrying amount of accounts receivable are reduced by an allowance for doubtful accounts that reflects our Company's best estimate of the amounts that will not be collected. Our Company reviews outstanding accounts and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Our Company provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Our Company has assessed accounts receivable and determined that no reserve is necessary.

Cost of goods sold

Cost of goods sold consists of cost of purchases for resale to stores located in Australia, Canada, French West Indies, Italy, Kuwait, United Kingdom and United States of America.

Concentrations risk

Financial instruments that potentially subject our Company to significant concentration risk consist primarily of cash and cash equivalents. As of June 30, 2010, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the Hong Kong, which management believes are of high credit quality.

PROPERTIES

Offices

As of the date of this current report, our executive office is located at 711 S. Olive Street, Suite 504, Los Angeles, CA, USA and our administrative and operating offices are located at Aoyama House #402 4-3-3 Shibuya, Shibuya-Ku, Tokyo, Japan, 150-0002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 5, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers, following completion of all share issuances described herein. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mitsuo Kojima President, Chief Executive Officer, Director 5-12-24 Minami Aoyama, Minato-ku Tokyo, Japan.	1,500,000	2.49%
Directors and Officers as a group	1,500,000	2.49%
Lone Star Capital Limited 16E, Neich Tower, 128 Gloucester Road, Wanchai, Hong Kong	22,500,000	37.50%
Yoshihito Nakano (Master Horiyoshi III) 5-3 Kubocho Nishi-Ku Yokohama, Japan.	6,000,000	9.99%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 5, 2010. As of November 5, 2010, there were 60,000,525 shares of our company’s common stock issued and outstanding.

Change in Control

Upon closing of the transactions contemplated by the amended share exchange agreement on November 5, 2010, we issued 30,000,000 shares of our common stock to the former shareholders of Horiyoshi the Third Limited (“HTT”) in consideration for the acquisition of all of the issued and outstanding common shares in the capital of HTT. As of the closing date, the former shareholders of HTT held approximately 49.99% of the issued and outstanding common shares of our company.

Prior to the closing and the subsequent sale of common stock, our President, Chief Executive Officer and Director, Mitsuo Kojima was able to control all matters submitted to a vote of our stockholders, including the election of directors. However, by Share Cancellation Agreement with the Company dated November 5, 2010, Mr. Kojima surrendered for cancellation all 64,866,000 shares held by him in common stock. Following the closing and the resulting issuance of 30,000,000 shares of our common stock and cancellation of 64,866,000 shares of our common stock held by Mr. Kojima, Mr. Kojima`s stake in our company has been reduced from 68.37% to 2.41% of our outstanding common shares. Following the closing, Lone Star Capital Corp., a Hong Kong company, holds 37.50% of our outstanding common shares. Finally, as a result of the closing, Yoshihito Nakano holds 6,000,000 shares or 9.99% of our outstanding common shares. To our knowledge, no other person beneficially owns or controls 10% or more of our outstanding common shares.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors, executive officers and key employees of our company. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our subsidiaries are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mitsuo Kojima	President, Chief Executive Officer, Treasurer, and Director	64	May 18, 2010
Ray Catroppa	Chief Financial Officer, Secretary,	49	November 5, 2010

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mitsuo Kojima, President, Chief Executive Officer, Treasurer, and Director

For the past five years, Mitsuo Kojima has been the licensing agent for Manhattan based fashion designer Pinky Wolman of Pinky & Dianne New |York. He has developed and licensed over 20 distinctive product categories on behalf of Pinky & Dianne, propelling the Company to an award winning and internationally acclaimed fashion business.

During his thirty-plus-year career, he has held numerous senior management and advisory positions in fashion retailing, marketing and licensing, having worked with international brands such as Paul Smith, Seven Jeans, Lanvin, Von Dutch, Porter Bags, Popeye, UT by Uniqlo, Nicky Hilton Group and Sonia Rykiel.

From 1969 to 1986, Mr. Kojima was the lead buyer at Isetan Co., one of Asia’s leading department store chains.

Mr. Kojima hold a degree in law from Gakushuin University located in Toyko, Japan.

With a vast growing network of contacts within the fashion industry, Mr. Kojima seeks emerging business opportunities in the fashion and apparel business to create shareholder value.

Our board of directors solely consists of Mitsuo Kojima. There have been no transactions between the Company and Mr. Kojima since the Company’s last fiscal year which would be required to be reported herein.

Ray Catroppa, Chief Financial Officer and Secretary.

Mr. Catroppa has an extensive background in capital markets and financial analysis that comes from the 25 years he spent with top Wall Street firms in New York City, including Credit Suisse First Boston (CSFB), First Manhattan Corporation and Neuberger Berman. For the past 6 years, Mr. Catroppa has worked as an independent consultant and advisor to numerous public companies listed on the NYSE and AMEX. In 2002, he received the designation of Chartered Financial Analyst (CFA) from the CFA Institute. He holds a B.A. in Economics from Stony Brook University and an M.B.A. from Fordham University in New York City.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K.

Board and Committee Meetings

Our board of directors held no formal meetings, prior to the closing of the acquisition of Horiyoshi the Third Limited. Proceedings of the board of directors were conducted by resolutions consented to in writing by our sole director and filed with the minutes of the proceedings of our board of directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of directors duly called and held.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2009; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2009, who we will collectively refer to as our named executive officers, of our company for the years ended December 31, 2009 and December 31, 2008, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Benny Gill(1), former Chief Executive and Chief Financial Officer	2009 2008	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0
Jaskarn Samra (2), former Chief Executive, Principal Financial Officer, and former Director	2009 2008	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0
Karnpal Grewal(3), former Secretary, Treasurer, and former Director.	2009 2008	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0	N/A 0

(1)	Benny Gill served as our President, Chief Executive Officer, and Chief Financial Officer, from November 3, 2006 until September 5, 2008, and as a Director from November 3, 2006 until May 18, 2010.

(2)	Jaskarn Samra has served as our President, Chief Executive Officer, Principal Financial Officer and as a Director from September 5, 2008 until May 18, 2010.

(3)	Karnpal Grewal served as our Secretary, Treasurer, and as a Director from November 3, 2006 to June 16, 2008 and as a Director until May 18, 2010.

There are no compensatory plans or arrangements with respect to our directors, executive officers or key employees resulting from their resignation, retirement or other termination of employment or from a change of control. No former or current officer or director of the company has an employment agreement with the Company.

Outstanding Equity Awards at Fiscal Year-End

As at December 31, 2009, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended December 31, 2009.

Options Grants in the Year Ended December 31, 2009

During the year ended December 31, 2009, no stock options were granted to our executive officers and directors.

Aggregated Options Exercised in the Year Ended December 31, 2009 and Year End Option Values

There were no stock options exercised during the year ended December 31, 2009 and no stock options held by our executive officers at the end of the year ended December 31, 2009.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended December 31, 2009.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended December 31, 2009, we did not pay any compensation or grant any stock options to our directors.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

As of June 30, 2010, our Company was obligated to Eric Kyu Tae Chunga Director of Horiyoshi the Third Limited, for a non-interest bearing demand loan with a balance of $18,480. The Company plans to pay the loan back as cash flows become available.

As of June 30, 2010, our Company was obligated to Steve Sang Keun Suk, a Director of Horiyoshi the Third Limited, for a non-interest bearing demand loan with a balance of $690,718. The Company plans to pay the loan back as cash flows become available.

On September 17, 2008 Horiyoshi III Worldwide Ltd. (as we then were) entered into a License Agreement with Stone Corporation Inc. d/b/a Stone Japan, a Japanese corporation that is 80% owned by Lone Star Capital Limited, (a Hong Kong company and our principal shareholder) and 20% owned by Yoshihito Nakano, Master Horiyoshi III. Pursuant to the license agreement we hold an exclusive, worldwide, 35 year license, effective September 17, 2008, to use all copyright and trademark rights associated with our products and brand, and to exclusively manufacture and distribute apparel, beauty products, and other products related to our business. No third party is permitted to use the IP licensed to us for the production of non-apparel merchandise. We paid consideration of $10 in respect of the licensed rights. In the event that Stone Japan intends to sell the intellectual property rights licensed to us, we shall have a first right of purchase for those rights so long as the license agreement is in effect. We shall also have the right to purchase those rights at any time in the seven (7) years preceding the termination of the license agreement. The purchase price shall be equal to two (2) times the average annual gross sales turnover of our products based on the licensed rights during the three years preceding the date of exercise of the right of purchase.

We currently act with one (1) director, Mitsuo Kojima.

We have determined that we do not have independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

Our entire board of directors currently functions as our audit committee. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

“Bid” and ”ask” prices for our common stock are quoted on the Over-The-Counter Bulletin Board (the “OTCBB”). Our stock was quoted under the symbol “KRAR.OB.” from January 23, 2008 through October 26, 2010. Thereafter, effective October 27, 2010 our stock has been quoted under the symbol “HHWW.OB”. The first trade of our common stock occurred on November 1, 2010. Accordingly, no bid information is available for any completed quarterly fiscal period.

Our shares are issued in registered form. The stock transfer agent for our securities is Pacific Stock Transfer, 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119, Telephone (702)361-3033. is the transfer agent for our common shares.

On November 4, 2010, the shareholders' list showed 39 registered shareholders and 60,000,525 shares issued immediately prior to the completion of the share exchange agreement.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years that have not been previously disclosed in a current or periodic report:

On November 5, 2010, we issued 30,000,000 shares of our common stock to the former shareholders of Horiyoshi the Third Limited, a Hong Kong company, in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Horiyoshi the Third Limited. These shares were issued to three (3) non-U.S. persons in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 1,081,100,000 shares of common stock at a par value of $0.001 per share and 100,000,000 shares of preferred stock with a par value of $0.001per share.

Common Stock

As of the closing of the share exchange agreement on November 5, 2010, there were 60,000,525 shares of our common stock issued and outstanding that are held by the stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock with a par value of $0.001, for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares.

As of the date of this current report we have no preferred shares issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have no share purchase warrants outstanding.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 5, 2010, we issued 30,000,000 shares of our common stock to the former shareholders of Horiyoshi the Third Limited, a Hong Kong company, in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Horiyoshi the Third Limited. These shares were issued to three (3) non-U.S. persons in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Upon closing of the transactions contemplated by the amended share exchange agreement on November 5, 2010, we issued 30,000,000 shares of our common stock to the former shareholders of Horiyoshi the Third Limited, in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Horiyoshi the Third Limited

As of the closing date, the former shareholders of Horiyoshi the Third Limited held 49.99% of the issued and outstanding common shares of our company.

Prior to the closing and the subsequent sale of common stock, our President, Chief Executive Officer and Director, Mitsuo Kojima was able to control all matters submitted to a vote of our stockholders, including the election of directors. Following the closing and the resulting issuance of 30,000,000 shares of our common stock and cancellation of 64,866,000 shares of our common stock held by Mr. Kojima, Mr. Kojima`s stake in our company has been reduced from 68.37% to 2.41% of our outstanding common shares. Following the closing, Lone Star Capital Corp., a Hong Kong company, holds 37.50% of our outstanding common shares. Finally, as a result of the closing, Yoshihito Nakano holds 6,000,000 shares or 9.99% of our outstanding common shares. To our knowledge, no other person beneficially owns or controls 10% or more of our outstanding common shares.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective November 5, 2010, in connection with the closing of the amended share exchange agreement, Ray Catroppa was appointed as our Chief Financial Officer and Secretary.

Descriptions of business experience over the past five years and compensatory arrangements of the new directors and officers can be found in the sections entitled “Directors, Executive Officers, Promoters and Control Persons” and “Executive Compensation”.

ITEM 5.03 CHANGE IN FISCAL YEAR

Starting with the periodic report for the quarter in which the amended share exchange agreement was closed, our company will file annual and quarterly reports based on the December 31st fiscal year end of Horiyoshi the Third Limited. Out fiscal year end therefore remains unchanged, although our financial statements will depict the operating results of Horiyoshi the Third Limited.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits required by Item 601 of Regulation S-K

Exhibit Number	Description
(3)	Articles of Incorporation and By-laws
3.1	Articles of Incorporation (Incorporated by reference from exhibit 3.1 of our Registration Statement on Form SB-2 filed on April 13, 2007)
3.2

Amendment to the Articles of Incorporation of Registrant as filed with the Nevada Secretary of State on April 30, 2009 ( Incorporated by reference from exhibit 3.1 of our Current Report on Form 8-K filed on May 8, 2009).

3.3	Bylaws (Incorporated by reference from exhibit 3.2 of our Registration Statement on Form SB-2 filed on April 13, 2007)
(10)	Material Contracts
10.1	Share Exchange Agreement dated September 1, 2010 with Horiyoshi the Third Limited (Incorporated by reference from exhibit 10.1 of our Current Report on Form 8-K filed on September 7, 2010)

Exhibit Number	Description
10.2	Amendment to Share Exchange Agreement dated November 5, 2010 with Horiyoshi the Third Limited
10.3

Mineral Claim Purchase Agreement by and between the Registrant and Beeston Enterprises Ltd. dated January 18, 2007(Incorporated by reference from exhibit 10.1 of our Registration Statement on Form SB-2 filed on April 13, 2007)

10.4

Mineral Claim Purchase Agreement amendment by and between the Registrant and Beeston Enterprises Ltd. dated February 11, 2010 ( Incorporated by reference from exhibit 10.1 of our Current Report on Form 8-K filed on February 12, 2010)

10.5	License Agreement dated September 17, 2008 between Horiyoshi III Worldwide Ltd. and Stone Corporation Inc.
10.6	Share Cancellation Agreement dated November 5, 2010 with Mitsuo Kojima.
14	Code of Ethics (Incorporate by reference from exhibit 14 of our Annual Report on From 10-KSB filed on March 26, 2008
(99)	Additional Exhibits
99.1	Financial Statements for Horiyoshi the Third Limited for the Year Ended December 31, 2009
99.2	Financial Statement for Horiyoshi the Third Limited for the Three Months and Six Months Ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIYOSHI WORLDWIDE INC.

/s/Mitsuo Kojima
Mitsuo Kojima
President, Chief Executive Officer,
and Director

Date: November 5, 2010